Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of TriVascular Technologies, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Christopher G. Chavez, Chief Executive Officer (Principal Executive Officer) and Michael R. Kramer, Chief Financial Officer (Principal Financial and Accounting Officer) each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods presented.

/s/ Christopher G. Chavez
Christopher G. Chavez
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Michael R. Kramer
Michael R. Kramer
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: March 9, 2015